SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 27, 2003

INSPIRE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31135	04-3209022

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4222 Emperor Boulevard, Suite 470, Durham, North Carolina	27703-8466

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, If Changed Since Last Report)

Item 5.    Other Events.

On June 27, 2003, Inspire Pharmaceuticals, Inc. issued the following press release:

“INSPIRE PHARMACEUTICALS SUBMITS NEW DRUG APPLICATION FOR DIQUAFOSOL  FOR THE TREATMENT OF DRY EYE

“DURHAM, NC–June 27, 2003—Inspire Pharmaceuticals, Inc. (Nasdaq: ISPH) today announced the submission of a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for approval to market diquafosol tetrasodium (INS365) eye drops in a 2% preservative-free solution. Diquafosol represents a new approach to the treatment of dry eye. By stimulating P2Y2 receptors located on the ocular surface and inner lining of the eyelid, diquafosol enhances the secretion of water, salt, mucin and lipids—key components of natural tears. This increase in the major components of the tear film is believed to result in improved tear volume and tear composition.

“The diquafosol NDA submission includes data from one Phase II and two Phase III studies involving over 1,200 dry eye patients. Key data from the studies will be presented at the European Association for Vision and Eye Research (EVER) meeting in Alicante, Spain in October 2003.

“‘This NDA, Inspire’s first, is a major achievement and is the result of nearly six years of focused and dedicated effort on the part of our employees, with valuable support from our partners and guidance from the FDA,’ stated Christy L. Shaffer, Ph.D., CEO of Inspire. ‘This milestone marks an important transition for our business as we begin building commercial capabilities.’

“The NDA submission triggers a milestone payment from Inspire’s partner Allergan.

“The FDA customarily accepts or refuses to file NDAs and designates review status within 60 days of submission.

“About Dry Eye

“Dry eye is a painful, burning and irritating condition involving abnormalities and deficiencies in the tear film due to a variety of causes. It affects approximately 10 million North Americans and is one of the most frequent patient complaints reported to ophthalmologists and optometrists. The majority of dry eye patients rely on artificial tears to relieve symptoms. Allergan’s Restasis™ is the first and only pharmacologically active prescription product approved for patients with chronic dry eye disease.

“About Inspire

“Inspire Pharmaceuticals, Inc. discovers and develops new drugs to treat diseases characterized by deficiencies in the body’s innate defense mechanisms of mucosal hydration and mucociliary clearance, as well as other non-mucosal disorders. Mucosal defense mechanisms are the natural way that the body defends its mucosal surfaces against dust, pollutants, bacteria and viruses. Inspire’s lead product candidates target ophthalmic and respiratory diseases with inadequate current treatments and which represent large therapeutic market opportunities. Inspire has development and commercialization alliances with Allergan, Inc., Santen Pharmaceutical Co., Ltd. and Kirin Brewery Co., Ltd., and has a collaboration with Cystic Fibrosis Foundation Therapeutics, Inc. Inspire’s products are based on proprietary technology relating to P2Y2 receptors and to non-P2Y2 receptors that show therapeutic promise, including P2Y12.

“Forward-Looking Statements

“The forward-looking statements in this news release relating to management’s expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue and earnings expectations, intellectual property rights and litigation, competitive products, results of clinical trials, the need for additional research and testing, delays in manufacturing, funding and the timing and content of decisions made by regulatory authorities, including the United States Food and Drug Administration. Further information regarding factors that could affect Inspire’s results is included in Inspire’s filings with the Securities and Exchange Commission. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof.”

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Gregory J. Mossinghoff
Gregory J. Mossinghoff
President and Secretary

Dated: June 27, 2003